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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                  STATE OF INCORPORATION
 NAME OF SUBSIDIARY                                                   OR ORGANIZATION
West Ad.........................................................           Nevada
Reno Projects, Inc..............................................           Nevada
Harveys C. C. Management Company, Inc...........................           Nevada
Harveys L. V. Management Company, Inc...........................           Nevada
Harveys Iowa Management Company, Inc............................           Nevada
Harveys Tahoe Management Company, Inc...........................           Nevada
HCR Services Company, Inc.......................................           Nevada
Harveys P. C., Inc..............................................           Nevada
Harveys BR Management Company, Inc..............................           Nevada
HBR Realty Company, Inc.........................................           Nevada
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